Exhibit 99.1

THE TILE SHOP REPORTS FOURTH Quarter AND FULL-YEAR 2022 RESULTS

MINNEAPOLIS – March 2, 2023 – Tile Shop Holdings, Inc. (Nasdaq: TTSH) (the “Company”), a specialty retailer of natural stone and man-made tiles, today announced results for its fourth quarter ended December 31, 2022.

Fourth Quarter 2022 Summary

Net Sales Decreased 3.0%

Comparable Store Sales Decreased 2.8%

Gross Margin of 64.5%

Net income of $1.5 Million; Adjusted EBITDA of $8.9 Million

Diluted Earnings per Share of $0.03

Full-Year 2022 Summary

Net Sales Increased 6.5%

Comparable Store Sales Increased 6.5%

Gross Margin of 65.6%

Net income of $15.7 Million; Adjusted EBITDA of $49.6 Million

Diluted Earnings per Share of $0.32

Completed Share Repurchase Program and Retired 7.8 Million Shares

Management Commentary – Cabell Lolmaugh, CEO

“I am pleased with our performance this year as we set a new company record for revenue in 2022. We executed our playbook and have the Company positioned well with improved inventory levels and strong store execution across the Company. While I’m pleased with our overall results, we saw more headwinds toward the end of 2022 than we experienced at the beginning of the year. This contributed to lower levels of traffic in our stores and a modest decrease in sales during the fourth quarter. We continue to work through higher cost inventory which has put pressure on our gross margin rates; however, we are seeing signs that cost pressures are easing as inventory costs, particularly inbound freight costs, are starting to come down. We are pleased with the early sales results following our luxury vinyl tile launch in October 2022 and look forward to carrying this momentum into 2023.”

	Three Months Ended		Full Year Ended
(unaudited, dollars in thousands, except per share data)	December 31,		December 31,
	2022	2021	2022	2021
Net sales	$87,473	$90,183	$394,702	$370,700
Net sales (decline) growth (1)	(3.0)%	10.6%	6.5%	14.0%
Comparable store sales (decline) growth (2)	(2.8)%	10.3%	6.5%	13.8%
Gross margin rate	64.5%	66.1%	65.6%	68.3%
Income from operations as a % of net sales	3.0%	3.2%	5.7%	5.6%
Net income	$1,453	$1,808	$15,703	$14,774
Net income per share	$0.03	$0.04	$0.32	$0.29
Adjusted EBITDA	$8,938	$9,768	$49,583	$50,255
Adjusted EBITDA as a % of net sales	10.2%	10.8%	12.6%	13.6%
Number of stores open at the end of period	142	143	142	143

(1)	As compared to the prior year period.
(2)	The comparable store sales operating metric is the percentage change in sales of comparable stores period over period. A store is considered comparable on the first day of the 13th full month of operation. When a store is relocated, it is excluded from the comparable store sales calculation. Comparable store sales includes total charges to customers less any actual returns. The Company includes the change in allowance for anticipated sales returns applicable to comparable stores in the comparable store sales calculation.

FOURTH QUARTER AND FULL YEAR 2022

Net Sales

Net sales for the fourth quarter of 2022 decreased $2.7 million, or 3.0%, over the fourth quarter of 2021. Sales decreased at comparable stores by 2.8% during the fourth quarter of 2022 compared to the fourth quarter of 2021, primarily due to a decrease in traffic that was partially offset by an increase in average ticket size. For the year, net sales increased $24.0 million, or 6.5% compared to 2021. The increase in annual sales was primarily due to an increase in average ticket size driven by higher selling prices and partially offset by a decrease in volume.

Gross Profit

Gross profit decreased $3.1 million, or 5.2%, in the fourth quarter of 2022 compared to the fourth quarter of 2021. The gross margin rate was 64.5% and 66.1% during the fourth quarter of 2022 and 2021, respectively. For the full year, gross profit increased by $5.8 million or 2.3% compared to 2021. The gross margin rate was 65.6% and 68.3% in 2022 and 2021, respectively. The decrease in the gross margin rate during the fourth quarter and full year was primarily due to an increase in the cost of our products driven by vendor cost increases and higher international freight rates, which were partially offset by an increase in the Company’s selling prices.

Selling, General and Administrative Expenses

Selling, general and administrative expenses decreased by $2.8 million, or 4.9% in the fourth quarter of 2022 compared to the fourth quarter of 2021. The decrease is primarily due to a $3.7 million decrease in compensation costs due to lower levels of annual incentives and variable compensation. During the fourth quarter of 2022, the Company recorded $0.4 million of asset impairment charges. For the full year, selling general and administrative expenses increased by $3.8 million or 1.6% in 2022 compared to 2021. The increase was largely driven by an $8.2 million increase in wages and benefits, primarily due to higher staffing levels, that was partially offset by a $6.5 million decrease in bonuses due to lower levels of annual incentives and sales bonuses. Additionally, marketing expenses increased by $2.1 million, and IT related expenses increased by $1.4 million. These increases were partially offset by a $2.2 million decrease in depreciation expense.

Capital Structure and Liquidity

As of December 31, 2022, our cash balance was $5.9 million and our debt balance was $45.4 million. The ending debt balance increased by $15.0 million from the third quarter of 2022. The proceeds raised by increasing debt were used primarily to fund share repurchases during the fourth quarter of 2022.

Share Repurchase Plan

On August 15, 2022, the Board of Directors approved a $30.0 million share repurchase plan. The Company successfully completed the repurchase plan prior to December 31, 2022. A total of 7.8 million shares were repurchased and retired for $30.2 million, inclusive of brokerage commissions, or an average price of $3.87 per share.

NON-GAAP INFORMATION

Adjusted EBITDA

Adjusted EBITDA for the fourth quarter of 2022 was $8.9 million compared with $9.8 million for the fourth quarter of 2022. See the table below for a reconciliation of GAAP net income to Adjusted EBITDA.

	Three Months Ended
(unaudited, $ in thousands)	December 31,
	2022	% of net sales	2021	% of net sales(1)
Net income	$1,453	1.7%	$1,808	2.0%
Interest expense	793	0.9%	139	0.2%
Provision for income taxes	346	0.4%	983	1.1%
Depreciation & amortization	6,131	7.0%	6,431	7.1%
Stock based compensation	215	0.2%	407	0.5%
Adjusted EBITDA	$8,938	10.2%	$9,768	10.8%

	Full Year Ended
(unaudited, $ in thousands)	December 31,
	2022	% of net sales	2021	% of net sales
Net income	$15,703	4.0%	$14,774	4.0%
Interest expense	1,579	0.4%	656	0.2%
Provision for income taxes	5,327	1.3%	5,180	1.4%
Depreciation & amortization	25,142	6.4%	27,379	7.4%
Stock based compensation	1,832	0.5%	2,266	0.6%
Adjusted EBITDA	$49,583	12.6%	$50,255	13.6%

(1) Amounts do not foot due to rounding.

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Pretax Return on Capital Employed

Pretax Return on Capital Employed was 15.7% for the trailing twelve months as of the end of the fourth quarter in 2022 compared to 14.3% for the trailing twelve months as of the end of the fourth quarter in 2021. See the Pretax Return on Capital Employed calculation in the table below.

(unaudited, $ in thousands)	December 31,
	2022(1)	2021(1)
Income from operations (trailing twelve months)	$22,609	$20,610

Total Assets	348,720	353,008
Less: Accounts payable	(28,752)	(20,785)
Less: Income tax payable	(818)	(297)
Less: Other accrued liabilities	(39,951)	(41,358)
Less: Lease liability	(130,852)	(141,925)
Less: Other long-term liabilities	(4,618)	(4,865)
Capital Employed	$143,729	$143,778

Pretax Return on Capital Employed	15.7%	14.3%

(1) Income statement accounts represent the activity for the trailing twelve months ended as of each of the balance sheet dates. Balance sheet accounts represent the average account balance for the four quarters ended as of each of the balance sheet dates.

Non-GAAP Financial Measures

The Company calculates Adjusted EBITDA by taking net income calculated in accordance with GAAP, and adjusting for interest expense, income taxes, depreciation and amortization, and stock-based compensation expense. Adjusted EBITDA margin is equal to Adjusted EBITDA divided by net sales. The Company calculates Pretax Return on Capital Employed by taking income (loss) from operations divided by capital employed. Capital employed equals total assets less accounts payable, income taxes payable, other accrued liabilities, lease liability and other long-term liabilities. Other companies may calculate both Adjusted EBITDA and Pretax Return on Capital Employed differently, limiting the usefulness of these measures for comparative purposes.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Company management uses these non-GAAP measures to compare Company performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation, for budgeting and planning purposes and for assessing the effectiveness of capital allocation over time. These measures are used in monthly financial reports prepared for management and the Board of Directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other specialty retailers, many of which present similar non-GAAP financial measures to investors.

Company management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitations of these non-GAAP financial measures are that they exclude significant expenses and income that are required by GAAP to be recognized in the Company’s consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. The Company urges investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate the business.

WEBCAST AND CONFERENCE CALL

As announced on February 23, 2023, the Company will host a conference call via webcast for investors and other interested parties beginning at 9:00 a.m. Eastern Time on Thursday, March 2, 2023. The call will be hosted by Cabell Lolmaugh, CEO, Karla Lunan, CFO, and Mark Davis, Vice President of Investor Relations and Chief Accounting Officer.

To participate in the live call, please pre-register here. All registrants will receive dial-in information and a unique PIN. A webcast of the call can be accessed by visiting the Company’s Investor Relations page at www.tileshop.com. A webcast replay of the call will be available on the Company’s Investor Relations page at www.tileshop.com.

The Company intends to use its website, investors.tileshop.com, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on the Company’s website under the heading News and Events. Accordingly, investors should monitor such portions of the Company’s website, in addition to following its press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

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Contact:

Investors and Media:

Mark Davis

Vice President, Investor Relations and Chief Accounting Officer

investorrelations@tileshop.com

ABOUT THE TILE SHOP

Tile Shop Holdings, Inc. (Nasdaq: TTSH) is a leading specialty retailer of natural stone and man-made tiles, setting and maintenance materials, and related accessories in the United States. The Tile Shop offers a wide selection of high-quality products, exclusive designs, knowledgeable staff and exceptional customer service in an extensive showroom environment. The Tile Shop currently operates 142 stores in 31 states and the District of Columbia.

The Tile Shop is a proud member of the American Society of Interior Designers (ASID), National Association of Homebuilders (NAHB), National Kitchen and Bath Association (NKBA), and the National Tile Contractors Association (NTCA). Visit www.tileshop.com. Join The Tile Shop (#thetileshop) on Facebook, Instagram, Pinterest and Twitter.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding the Company’s strategic and operational plan and expected financial performance. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time such statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements, including but not limited to unforeseen events that may affect the retail market or the performance of the Company’s stores. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Investors are referred to the most recent reports filed with the Securities and Exchange Commission by the Company.

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Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

($ in thousands, except per share data)

	(Unaudited)	(Audited)
	December 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$5,948	$9,358
Restricted cash	1,811	655
Receivables, net	3,411	3,202
Inventories	120,952	97,175
Income tax receivable	3,859	6,923
Other current assets, net	10,422	9,769
Total Current Assets	146,403	127,082
Property, plant and equipment, net	71,095	82,285
Right of use asset	118,501	123,101
Deferred tax assets	6,536	6,953
Other assets	3,287	1,337
Total Assets	$345,822	$340,758

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$23,506	$30,884
Income tax payable	3	390
Current portion of lease liability	27,866	28,190
Other accrued liabilities	31,916	38,249
Total Current Liabilities	83,291	97,713
Long-term debt, net	45,400	5,000
Long-term lease liability, net	103,353	110,261
Other long-term liabilities	5,009	5,560
Total Liabilities	237,053	218,534

Stockholders’ Equity:
Common stock, par value $0.0001; authorized: 100,000,000 shares; issued and outstanding: 44,377,445 and 51,963,377 shares, respectively	4	5
Preferred stock, par value $0.0001; authorized: 10,000,000 shares; issued and outstanding: 0 shares	-	-
Additional paid-in-capital	127,997	126,920
Accumulated deficit	(19,180)	(4,713)
Accumulated other comprehensive (loss) income	(52)	12
Total Stockholders' Equity	108,769	122,224
Total Liabilities and Stockholders' Equity	$345,822	$340,758

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Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

($ in thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended,
	December 31,		December 31,
	2022	2021	2022	2021
Net sales	$87,473	$90,183	$394,702	$370,700
Cost of sales	31,011	30,613	135,765	117,570
Gross profit	56,462	59,570	258,937	253,130
Selling, general and administrative expenses	53,870	56,640	236,328	232,520
Income from operations	2,592	2,930	22,609	20,610
Interest expense	(793)	(139)	(1,579)	(656)
Income before income taxes	1,799	2,791	21,030	19,954
Provision for income taxes	(346)	(983)	(5,327)	(5,180)
Net income	$1,453	$1,808	$15,703	$14,774

Earnings per common share:
Basic	$0.03	$0.04	$0.32	$0.29
Diluted	$0.03	$0.04	$0.32	$0.29

Weighted average shares outstanding:
Basic	43,457,515	50,656,667	48,855,701	50,393,980
Diluted	43,832,426	51,451,019	49,247,047	51,085,463

Tile Shop Holdings, Inc. and Subsidiaries

Rate Analysis

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Gross margin rate	64.5%	66.1%	65.6%	68.3%
SG&A expense rate	61.6%	62.8%	59.9%	62.7%
Income from operations margin rate	3.0%	3.2%	5.7%	5.6%
Adjusted EBITDA margin rate	10.2%	10.8%	12.6%	13.6%

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Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

($ in thousands)

(Unaudited)

	Twelve Months Ended,
	December 31,
	2022	2021
Cash Flows From Operating Activities
Net income	$15,703	$14,774
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	25,142	27,379
Amortization of debt issuance costs	427	304
Loss on disposals of property, plant and equipment	-	82
Impairment charges	423	720
Non-cash lease expense	25,779	24,832
Stock based compensation	1,832	2,266
Deferred income taxes	417	(1,612)
Changes in operating assets and liabilities:
Trade receivables	(209)	(226)
Inventories	(23,777)	(22,879)
Other current assets, net	(2,676)	(1,128)
Accounts payable	(8,057)	15,873
Income tax receivable / payable	2,677	1,491
Accrued expenses and other liabilities	(34,966)	(22,185)
Net cash provided by operating activities	2,715	39,691
Cash Flows From Investing Activities
Purchases of property, plant and equipment	(14,027)	(11,070)
Net cash used in investing activities	(14,027)	(11,070)
Cash Flows From Financing Activities
Payments of long-term debt and financing lease obligations	(50,000)	(5,000)
Advances on line of credit	90,400	10,000
Dividends paid	-	(32,949)
Repurchases of common stock	(30,171)	-
Employee taxes paid for shares withheld	(755)	(953)
Debt issuance costs	(360)	-
Net cash provided by (used in) financing activities	9,114	(28,902)
Effect of exchange rate changes on cash	(56)	22
Net change in cash, cash equivalents and restricted cash	(2,254)	(259)
Cash, cash equivalents and restricted cash beginning of period	10,013	10,272
Cash, cash equivalents and restricted cash end of period	$7,759	$10,013

Cash and cash equivalents	$5,948	$9,358
Restricted cash	1,811	655
Cash, cash equivalents and restricted cash end of period	$7,759	$10,013

Supplemental disclosure of cash flow information
Purchases of property, plant and equipment included in accounts payable and accrued expenses	$714	$34
Cash paid for interest	1,257	632
Cash paid for taxes, net of refunds	2,231	5,298

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